Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-1A of BlackRock Funds III of our reports dated February 24, 2026, relating to the financial statements and financial highlights of iShares MSCI Total International Index Fund and iShares Russell 1000 Large-Cap Index Fund, which appear in BlackRock Funds III’s Certified Shareholder Reports on Form N-CSR for the year ended December 31, 2025.

We also consent to the incorporation by reference in the Registration Statement on Form N-1A of Master Investment Portfolio of our reports dated February 24, 2026, relating to the financial statements and financial highlights of Total International ex U.S. Index Master Portfolio and Large Cap Index Master Portfolio, which appear in Master Investment Portfolio’s Certified Shareholder Reports on Form N-CSR for the year ended December 31, 2025.

We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 23, 2026